                                                                    EXHIBIT 23.3


      We hereby consent to the use of our name under the caption "Legal Matters" in the reoffer prospectus forming a part of this Registration Statement on Form S-8 of Visible Genetics Inc. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended (the "Act"), or the rules and regulations thereunder, or that we are "experts" within the meaning of the Act or such rules and regulations.



Dated:  May 30, 2000

                                    Very truly yours,


                                   /s/ Baer Marks & Upham LLP